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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):	April 24, 2000

Destron Fearing Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19688	84-1079037
(State of other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue
South St. Paul, Minnesota 55075
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (651) 455-1621

Not Applicable
(Former name of former address, if changed since last report.)

(The remainder of this page was intentionally left blank.)

Item 5. Other Events.

    On April 24, 2000, Destron Fearing Corporation ("Destron") and Applied Digital Solutions, Inc. ("Applied Digital") signed a definitive Agreement and Plan of Merger ("Merger Agreement") under which Applied Digital will acquire Destron in a tax-free exchange of common stock. Under the terms of the Merger Agreement, Destron is to merge with Digital Angel.net, Inc., a wholly-owned subsidiary of Applied Digital, and the combined companies will do business under the name "Digital Anget.net, Inc."

    The Merger Agreement requires Applied Digital to acquire all of the outstanding capital stock of Destron in exchange for newly-issued shares of Applied Digital's common stock in a transaction that is expected to be tax-free to Destron stockholders. Destron stockholders will receive 0.75 shares of Applied Digital common stock for every share of Destron Fearing. However, if during the time period immediately prior to closing, the average price of Applied Digital's common stock is less than $8.00 per share or more than $16.00 per share, the exchange ratio would be adjusted to provide that Destron's stockholders received a minimum of $6.00 or a maximum of $12.00 per share in value of Applied Digital' s common stock. If the average price is below $6.00 or more than $24.00, either Applied Digital or Destron can terminate the Merger Agreement. The "average price" is the average of the per share last daily closing price of Applied Digital's common stock as quoted on The Nasdaq Market during the 20 consecutive trading days preceding the fifth trading day immediately preceding the closing date for the merger. All outstanding Destron options and warrants will be assumed by Applied Digital based on the exchange ratio. Based on 13,640,772 shares of Destron common stock currently outstanding and an assumed exchange ratio of 0.75, and without taking into account the exercise of option and warrants assumed by Applied Digital, Destron Fearing stockholders will own an estimated 17% of Applied Digital's common stock upon the closing of the merger.

    The Merger Agreement, which has been approved by the Boards of Directors of Applied Digital and Destron, is subject to approval by the stockholders of Applied Digital and Destron, as well as regulatory review, including SEC review of the proxy material and Hart-Scott-Rodino. Pending these approvals, the completion of the merger is expected at the end of June 2000. No assurance can be given that the signing of the Merger Agreement will result in the merger.

    Additional information regarding Applied Digital, Destron and the proposed merger is set forth in Exhibit 99.1 to this Current Report on Form 8-K, which is hereby incorporated herein by reference.

Forward Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This Current Report on Form 8-K and other materials filed or to be filed by Destron with the Securities and Exchange Commission, as well as other written materials or oral statements that Destron may make or publish from time to time, contain forward-looking statements relating to business prospects, anticipated financial performance and similar matters. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in order quantities by customers, the unanticipated loss of business from major customers, slower than anticipated sales growth, inadequate capital resources, the threat of intellectual property disputes and an inability to obtain favorable terms from suppliers.

Item 7. Financial Statements Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements of Businesses Acquired.

    Not applicable.

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  (b)
  Pro Forma Financial Information.

    Not applicable.

  (c)
  Exhibits.

    99.1  Copy of Press Release dated April 24, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTRON FEARING CORPORATION
Date: May 1, 2000.	By:	/s/ JAMES P. SANTELLI James P. Santelli Vice President, Finance and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements Pro Forma Financial Information and Exhibits
SIGNATURES